UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

STARRY GROUP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41336	87-4759355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Chauncy Street, Suite 200 Boston, MA	02111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 861-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	STRY	The New York Stock Exchange
Warrants to purchase 1.2415 shares of Class A common stock, each at an exercise price of $9.13 per 1.2415 shares of Class A common stock	STRY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced by Starry Group Holdings, Inc. (the “Company”), on August 31, 2022, the Federal Communications Commission (“FCC”) published a “ready to authorize” notice pursuant to which the FCC announced it was ready to authorize Rural Digital Opportunity Fund (“RDOF”) support for the Company’s winning bids in Auction 904 for eight of the nine states for which it won support. On September 15, 2022, the Company submitted irrevocable stand-by letters of credit and a bankruptcy code opinion letter from legal counsel for bids won in the RDOF auction amounting to approximately $17 million as required as a condition for the FCC to authorize receipt of support. As a result, the Company is eligible to receive approximately $170 million of RDOF funding, payable over 10 years.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Starry Group Holdings, Inc.

Date: September 21, 2022	By:	/s/ Chaitanya Kanojia
Name: Chaitanya Kanojia
Title: Chief Executive Officer